Exhibit 5.1

5200 Republic Plaza 370 Seventeenth Street Denver Colorado 80202-5638 Telephone: 303.592.1500 Facsimile: 303.592.1510 www.mofo.com morrison & foerster llp

new york, san francisco,

los angeles, palo alto,

san diego, washington, d.c.

northern virginia, denver,

sacramento, walnut creek tokyo,

london, brussels, beijing,

shanghai, hong kong

January 12, 2010

TRANSMONTAIGNE PARTNERS L.P.

1670 Broadway, Suite 3100

Denver, Colorado 80202

RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the proposed offering and sale of up to 2,012,500 common units representing limited partner interests in the Partnership (the “Common Units”) pursuant to that certain Underwriting Agreement dated January 12, 2010 by and among the Partnership, TransMontaigne GP L.L.C., the general partner of the Partnership (the “General Partner”),  Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC.

We have also acted as counsel for the Partnership with respect to certain legal matters in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, as amended (Registration Statement No. 333-142108), its Prospectus dated May 10, 2007 and its Prospectus Supplement dated January 12, 2010 (the Registration Statement, Prospectus and Prospectus Supplement are collectively referred to as the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Common Units.

In our capacity as counsel to the Partnership and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the certificate dated the date hereof (the “Certificate”), delivered to Morrison & Foerster LLP by the Partnership which provides certain representations relevant to this opinion, (ii) the Registration Statement, (iii) the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of May 27, 2005, as amended to date (collectively, the “Partnership Agreement”), (iv) the Underwriting Agreement, (v) the Delaware Revised Uniform Limited Partnership Act (the “Act”) and (vi) such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Partnership or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.             The Partnership has been duly formed and is validly existing as a limited partnership under the Act.

2.             The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Registration Statement, will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Act and otherwise by matters described in the Prospectus under the caption “Description of Our Partnership Agreement—Limited Liability”).

We express no opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership and to the use of our name under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus.  In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP